e-SMART PROCESSING AGREEMENT (SCD)


THIS AGREEMENT is made October 10th, 2001 (the "Effective Date")

BETWEEN:

e-SMART DIRECT SERVICES INC., a company incorporated under the laws of the Province of Ontario, with its registered office currently at 191 The West Mall, Suite 1015, Etobicoke, Ontario M9C 5K8

("e-Smart")
                                                               OF THE FIRST PART

- and 624665 BC LTD. a company incorporated under the laws of the Province of British Columbia, with its registered office currently at 2640 West, First Avenue, Vancouver, British Columbia, V6K 1G9

("Channel")
                                                              OF THE SECOND PART


WHEREAS e-Smart is a member of the Interac Association ("Interac") and other domestic and international organizations with the general mandate of facilitating the provision of financial services, including such organizations known as Cirrus System Inc. (collectively the "Affiliated Networks");


AND WHEREAS Interac currently governs a shared cash dispensing service in Canada (the "SCD Service") which enables the holder of an eligible card who enters a valid PIN at a computer terminal (individually the "ATM" and collectively the "ATMs") to be given on-line, real-time access to such holder's account at a Financial Institution in order to, among other things, obtain cash from such account in accordance with the procedures and standards established by Interac (the "Interac Regulations");


AND WHEREAS as an Interac member, e-Smart is classified as a Direct Connector Non-Financial Institution and the Board of Directors of Interac has authorized e-Smart to perform the function of an Acquirer, so that ft may acquire and transmit data as part of the SCD Service;


AND WHEREAS the owner, lessor or agent of certain ATMs, the Channel has requested e-Smart in its capacity as a Direct Connector Non-Financial Institution, and e-Smart has agreed, to function as the Channel's Connection Service Processor and to perform connection data processing, settlement and other services, facilities, resources and tasks as expressly set out herein;

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties agree as follows:

                          Article 1 --- Interpretation

1.0 Definitions Where used in this Agreement or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless there is something inconsistent in the subject matter or context therein, and other capitalized terms herein shall have the same meaning ascribed to them under the Interac Regulations, as may be applicable:

(a) "Agreement" shall mean this e-Smart Processing Agreement together with all schedules, attachments and other agreements now or hereafter annexed hereto or incorporated herein by reference as it or they may be amended, supplemented, replaced, re-stated or otherwise modified, from time to time;


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(b)  "Breaching Party" has the meaning set out in Section 9.3, below;

(c) "Business Day" shall mean any day, other than a Saturday, Sunday or any other day on which the chartered banks located in the City of Etobicoke, in the Province of Ontario are not open for business during normal banking hours;

(d) "Channel Switch" shall mean the computer-based system of hardware, software, telecommunication and data processing facilities and resources operated by or for the Channel, from time to time, during the continuance of this Agreement which system, among other things, interprets and routes a transaction as part of the SCD Service between the appropriate Financial Institution and ATM for authorization;

     (I) to which the e-Smart Switch is connected; and

     (ii) which meets the requirements set out in the e-Smart Manual;

(e)  "Claiming Party" has the meaning set out in Section 9.3, below;

(f)  "Confidential Information" has the meaning set out in Section 9.0, below;

(g) "Eligible ATMs" shall mean and refer to the ATMs referred and pursuant to Subsection 2.1 (a), below, which total number shall at all times be no less than 50% of the greatest number of ATMs connected to the Financial Service during the continuance of this Agreement, failing which the Channel shall be deemed to be in material breach of this Agreement;

(h) "e-Smart Manual" means this Agreement, the written manuals, reports, statements or other series of written directives wherein, among other things, e-Smart sets forth obligations, standards and procedures (collectively the "rules"), at any time or from time to time, relating to the operation and administration of ATMs owned or leased and operated or controlled by a Person other than e-Smart (including, but not limited to, the Channel) which require the services of e-Smart to be connected to the SCD Service, which rules may incorporate by reference, to the extent applicable, the Interac Regulations and the rules of the Affiliated Networks;

(i) "e-Smart Services" means any and all of the services, facilities, resources, and tasks set out in this Agreement including but not limited to the services set out in Section 2.1, below, and such other services, facilities, resources and tasks as are necessarily incidental thereto, which are to be provided and performed by e-Smart hereunder;

(j) "e-Smart Switch" means the computer-based system of hardware, software, telecommunication and data processing facilities and resources used, owned and/or controlled by e-Smart, from time to time, acting as the Processor which, among other things, interprets and routes a transaction as part of the SCD Service to the appropriate Financial Institution for authorization;

(k) "e-Smart Transaction Processing Suite" means the current version of certain computer software owned and licensed by TNS (which company is authorized by e-Smart to use the "e-Smart" trade mark), comprising modules, programs and systems which are generally intended and designed to operate and administer the connection of ATMs to the SCD Service and to facilitate the completion of related transactions, as may be settled and executed in writing between the Parties under a separate licensing agreement pursuant to Subsection 3.0(b)(ii), below;

(l) "Financial Institution" shall mean any domestic or international chartered bank, trust company, credit union, caisse populaire or other qualified public or private organization engaged, directly or indirectly, in providing SCD Services for the purposes set out in or necessarily incidental to this Agreement;

(m)  "Intellectual Property" has the meaning set out in Section 12.0, below;




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(n)  "Parties"  means e-Smart and the Channel,  collectively,  and "Party" means either one of them as the context requires;

(o) "Person" means any individual, corporation, partnership, joint venture, trustee or trust, government or agency thereof, unincorporated association, or other entity and pronouns have a similar extended meaning;

(p) "Processor" shall mean e-Smart as the Channel's Connection Service Processor using an eligible Financial Institution as a Settlement Agent to perform, in whole or in part, the e-Smart Services in accordance with the Interac Regulations and the e-Smart Manual;

(q) "Settlement Account" means the banking account which the Channel opens with an eligible Financial Institution which shall be maintained at all times by the Channel for the purposes of settlement of all funds transferred between members of Interac for the account of the Channel by reason of the exchange of Messages in the SCD Service, pursuant to Subsection 3.0(d), below;

(r) "Settlement Agent" shall mean the eligible Financial Institution as may be designated and used by e-Smart, from time to time and, initially, to be Scotiabank, in order to settle financial obligations in accordance with the procedures and standards established by the Canadian Payment Association for the automated clearing settlement service in Canada; and

(s) "TNS" means TNS Smart Network Inc., a company incorporated under the laws of the Province of Ontario affiliated with e-Smart and a member of Interac classified as an Indirect Connector and authorized by the Board of Directors of Interac to perform the function of an Acquirer.

1.1 Gender and Number In this Agreement, words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.2 Entire Agreement and Amendments This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all prior agreements, memoranda, understandings, negotiations and discussions, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement, other than as set out in this Agreement. No amendment to this Agreement, and no waiver of any provision of this Agreement, will be binding on any party unless executed and delivered by such party, in writing.

1.3 Article and Section Headings Article and Section headings contained in this Agreement are included solely for convenience of reference only, are not intended to be full or accurate descriptions of the content of any Article or Section, and will not be considered part of this Agreement.

1.4 Applicable Law This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the Federal laws of Canada applicable in the Province of Ontario, and will be treated, in all respects, as an Ontario contract, Each party to this Agreement irrevocably attorns to and submits to the jurisdiction of the Courts of Ontario relating to any matter arising under this Agreement.

1.5 Currency Unless expressly stated to the contrary herein, all dollar amounts referred to in this Agreement are in Canadian funds.

                         Article 2 --- e-Smart Services

2.0 e-Smart Appointment Subject to the terms and conditions herein, the Channel hereby appoints and authorizes e-Smart, on a non-exclusive basis, to act as its Processor using the Settlement Account, and e-Smart hereby accepts such appointment and authorization.

2.1 e-Smart Obligations During the continuance of this Agreement, and subject at all times to the terms and conditions of the the Interac Regulations and e-Smart Manual and the Affiliated Networks, e-Smart hereby covenants, undertakes and agrees to:



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(a)  perform  or  cause to be  performed  all  services  for the  Channel  to be connected to the SCD Service pursuant to Subsection 3.0(b), below, and to perform all services that may be necessary or required for e-Smart to function as the Channel's Processor (including but not limited to complying with the Interac Regulations and maintaining its membership in good standing with Interac); PROVIDED that such services shall be performed or caused to be performed by e-Smart only for the Eligible ATMs as may be prescribed in writing by the Channel, at any time or from time to time;

(b)  use its best efforts to ensure that the e-Smart  Switch is operating  seven
     (7) calendar days a week, twenty-four (24) hours a day; SUBJECT to any outage scheduled by e-Smart, acting reasonably, upon prior written notice to the Channel), or an intervening event contemplated by the provisions of
     Section 9.7, below;

(c) deliver certain settlement, monitoring, transaction and other statements or reports by electronic means to the Channel for the Eligible ATMs in a timely manner, as described in the e-Smart Manual; PROVIDED that the Channel shall at all times inspect each report and notify e-Smart of any inaccurate or incorrect statements therein within five (5) Business Days after the date of its receipt, failing which such report shall automatically be deemed to be approved by the Channel on an as-is basis, without further notice or recourse; and

(d) establish and maintain certain Internet look-ups, retrieval facilities, web hosting, e-commerce and other services or facilities on behalf of the Channel, as more particularly described in the e-Smart Manual.

                         Article 3 --- Channel Obligations

3.0 Covenants and Undertakings During the continuance of this Agreement, and subject at all times to the terms and conditions of the e-Smart Manual and the Interac Regulations, the Channel hereby covenants, undertakes and agrees to:

(a) at all times ensure that the Channel Switch and the Eligible ATMs using the Channel Switch are operating seven (7) calendar days a week, twenty-four
     (24) hours a day, SUBJECT to scheduled outages and other circumstances prescribed in the e-Smart Manual, by way of:

     (i) retaining TNS or a Person other than TNS, at the Channel's sole cost and expense, to act in the capacity of a service bureau for the performance of switching services in the acquisition and transmission of all electronic and non-electronic connection data associated with transactions conducted by the Channel and the Eligible ATMs using the SCD Service, or

     (ii) using the e-Smart Transaction Processing Suite as an authorized non-exclusive licensee of TNS, at the Channel's sole cost and expense, in order for the Channel to act in the capacity of an Indirect Connector for the performance of the switching services set forth under Subsection 3.0(b)(i); above;

          so that e-Smart may function as the Channel's Processor. The Channel intends that the Channel Switch shall be operated, initially, in the manner prescribed in Subsection 3.O(a)(i), above;

(b) maintain a Settlement Account in good standing to facilitate the settlement of any and all transactions so that e-Smart may function as the Channel's Processor, and for the payment of all related fees, charges and other monies payable herein; PROVIDED that e-Smart, solely, shall be authorized by the Channel to electronically credit the Settlement Account and to electronically debit the Settlement Account in accordance with the separate authorization to be completed by the Channel upon execution and delivery of this Agreement in the form attached hereto as Schedule "A"; PROVIDED FURTHER that the Channel shall promptly notify e-Smart at all times of any errors or inconsistencies in such settlement of transactions or such payment of fees, charges and other monies in connection with the Settlement Account;

(c) cause a direct routing to e-Smart of the electronic messages for any and all transactions using the SCD Service herein (including but not limited to such messages required by e-Smart acting as the Channels' Processor);



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(d)  display or cause to be displayed e-Smart's trade marks, trade names or logo designs on each of the Eligible ATMs, in a reasonably conspicuous manner, for marketing and information purposes only, subject at all material times to the provisions of Article 12, below; and

(e) comply with all lawful, reasonable instructions and advice or quality control directions which may be established and delivered by e-Smart and/or Interac and/or the Affiliated Networks, if any, at any time or from time to time, in connection with the Settlement Account, as may be applicable (including but not limited to any and all operating manuals or procedures); PROVIDED that unless otherwise agreed between the parties, acting reasonably, the Channel shall have five (5) Business Days from the date of receipt of such instructions or directions to comply with them. For clarity, the Channel agrees to strictly comply with any and all back items and trace-back requirements as may be directed by e-Smart and/or Interac and/or the Affiliated Networks, if any.

                                Article 4 --- Fees

4.0 Fees Payable by Channel The Channel hereby covenants and agrees to pay to e--Smart and/or hereby authorizes e-Smart, as may be applicable, to collect all fees and charges together with any applicable sales, excise or other tax levied upon any of the e-Smart Services (excluding any taxes based on the net income of e-Smart or other taxes levied directly against e-Smart, which taxes shall be paid by e-Smart in accordance with the fees and charges set out in Schedule "B" attached hereto (collectively the "Fees")

4.1 Billing Unless expressly stated to the contrary in this Agreement, the Fees shall be payable by the Channel in arrears and to obtain payment therefore, e-Smart may at its option either:

(a)  debit the Fees from the Settlement Account; or

(b) deliver an invoice for the Fees to the Channel, in which event the Channel shall remit such payment to e-Smart forthwith upon receipt of such invoice; or

(c) deduct the amount of the Fees or any part thereof from, or set-off and apply the amount of the Fees or any part thereof against, any amounts or payments due to e-Smart from the Channel under any separate agreement, document or instrument entered into between the Parties;

and if the Channel fails to pay any of the Fees or other amounts of any nature payable by it hereunder on the date therefore, as aforesaid, the Channel shall pay interest on such overdue amount in the same currency as such overdue amount is payable before and after demand, default and judgment until actual payment in full at a rate per annum equal to eighteen per cent (18.00%) calculated on a three hundred and sixty-five (365) day year and payable daily in arrears, with interest on overdue interest at the same interest rate.

                     Article 5 --- Testing and Implementation

5.0 Testing Schedule Subject to the terms and conditions of this Agreement, the Parties shall forthwith after the Effective Date designate their respective project managers who will meet and draw up formal implementation and testing schedules, for the completion of all proprietary and common activities that must be undertaken to provide necessary systems connection and interface between the computer systems, to implement and process the transaction contemplated by this Agreement to commence on a specified date to be mutually agreed upon between the Parties.

5.1 Performance Testing Prior to the specified commencement date to implement and process the transaction contemplated by this Agreement as referred to in
Section 5.0, above, e-Smart shall first, in co-operation with the Channel, perform a test configuration task and verification procedure (the "Performance Test") in order to adequately determine whether the test configuration performs in accordance with the performance specifications prescribed in the e-Smart Manual and/or the Interac Regulations, as determined by e-Smart in its sole discretion, in connection with the performance of the e-Smart Services. The
Performance Test shall be successfully completed on the date e-Smart has determined, in its sole discretion, that the test configuration meets the said performance specifications, and any such determination by e-Smart shall be conclusive and shall be binding upon the Channel.



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                          Article 6 --- e-Smart Manual

6.0 General The Channel hereby agrees to be bound by and comply with the e-Smart Manual, unless specifically exempted therefrom in writing by e-Smart; PROVIDED that all rules, regulations, directives, policies, guidelines, requirements and other matters set out in the e-Smart Manual shall allow reasonable time, subject to the exigencies of the circumstances (all as determined by e-Smart, in its sole discretion), for the Channel to comply with same.

6.1 Changes It is agreed that any and all changes to the e-Smart Manual will be effective on the tenth (10th) day after notice of the change has been sent by e-Smart to the Channel.

                         Article 7 --- Switches and ATMs

7.0 Changes The Channel shall at all times, at its sole cost and expense, ensure the compatibility of the software and communications protocol of the Channel Switch with the e-Smart Switch, all as prescribed in the e-Smart Manual. It is acknowledged and agreed that e-Smart shall be entitled to select, use or change all of its facilities, equipment, programs or procedures used to perform its obligations under this Agreement, such changes to be made as determined by e-Smart, in its sole discretion. e-Smart shall, subject to the exigencies of the circumstances (all as determined by e-Smart, in its sole discretion), provide the Channel with at least sixty (60) days prior written notice of any changes which would require corresponding changes by the Channel.

7.1 Proprietary Responsibilities For greater certainty, it is acknowledged and agreed that e-Smart shall not, at any time or in any way or in any manner whatsoever, be liable for, or be responsible for, maintaining. servicing, upgrading, operating or managing:

(a)  any of the Eligible ATMs using the Channel Switch; or

(b) any of the proprietary elements of any of the Eligible ATMs using the Channel Switch. Such proprietary elements may include the Channel Switch, communication facilities and other computer hardware or software, all of which constitute the Channel's proprietary network.

7.2 Communications The Channel shall be responsible for all costs and expenses of installing, leasing and maintaining a communications transmission facility to provide communications between the Channel Switch and/or any of the Eligible ATMs and the e-Smart Switch, all as prescribed in the e-Smart Manual.

                               Article 8 --- Audit

8.0 General e-Smart shall have the right, at any time upon written demand made by e-Smart to the Channel, to inspect those computer facilities and operations which are involved in any part of the Channel Switch. Qualified third party consultants as chosen by e-Smart, in its sole discretion, will be employed by e-Smart for the purpose of any such inspection. The Channel shall have the right, as a condition of such inspection, to require any such consultant to execute a form of confidentiality agreement as the Channel may reasonably require. The cost of any such inspection shall be shared equally between the Channel and e-Smart, and any such consultant so employed will be required to create written reports which are accessible only to e-Smart and to the Channel.

                       Article 9 --- Term and Termination

9.0 Term This Agreement shall be effective and shall continue in full force and effect for a term of three (3) years as of and from the Effective Date (the "Term"), unless and until terminated pursuant to the terms and conditions of this Agreement.

9.1 Termination (Implementation or Changes) In the event that:

(a) the Channel fails to complete the matters relating to its computer systems as contemplated in and pursuant to the testing contemplated by Article 5, above, e-Smart, as its sole and exclusively remedy, shall have the right to notify the Channel of its intention to terminate this Agreement. whereupon


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     this Agreement  shall  terminate  immediately  without any further  notice, liability or obligation whatsoever on the part of either e-Smart or the Channel. It is understood and agreed that e-Smart shall not refund any Fees (as defined under Article 4, above) upon such termination pursuant to this Subsection 9.1(a);

(b) any changes to the subject matter contemplated in Section 7.0, above, would have a material adverse impact upon the Channel's operations or require a material investment in new facilities, equipment or programs, then the Channel's sole and exclusive remedy shall be the right to terminate this Agreement effective upon at least ninety (90) days prior written notice to e-Smart.

9.2 Termination (Without Cause) Either Party may terminate this Agreement by delivering to the other Party at least three (3) months prior written notice of termination. The Parties agree that this Agreement shall not be terminable without cause upon reasonable notice, except as may be specifically provided in this Section 9.2.

9.3 Termination (Non-Monetary Default) Except as otherwise set forth in and subject to Sections 9.4 and 96, below, in the event that either Party believes, as determined in its sole discretion, that there has been a material breach of this Agreement by the other Party (the "Breaching Party"), such Party (the "Claiming Party") must notify the Breaching Party in writing specifying in reasonable detail the nature of the breach within thirty (30) days of learning of said breach. The Breaching Party shall have ninety (90) days (or longer if the Parties agree in writing) in which to remedy the breach. If such a breach has not been remedied to the satisfaction of the Claiming Party by the end of the 90-day remedy period (or such longer remedy period if the Parties agree in writing), the Claiming Party shall have the right to issue formal written notice of termination to the Breaching Party, such termination to take place no sooner than the fifth (5th) Business Day following the expiration of such 90-day or longer period.

9.4 Termination (Monetary Default) In the event that either Party should default ~n the payment of any sum or amount due hereunder and such default is not remedied within two (2) Business Days after written notice thereof is given by the non-defaulting Party to the defaulting Party, such non-defaulting Party may, at its option and without further notice, immediately terminate this Agreement without prejudice to any other remedies which ft may have by reason of default.

9.5 Termination (Insolvency) In that event that either Party shall:

(a) admit in writing its inability to pay its debts generally as they become due or generally fail or cease to pay its debts generally as they mature or become due;

(b) cease or threaten to cease to carry on its business or commit or threaten to commit any act of bankruptcy;

(c) make or agree to make an assignment, disposition or conveyance, whether by sale or otherwise, of all its assets (or a substantial portion thereof) in bulk;

(d) have or suffer a judgment, order, decree, execution, writ, warrant, sequestration, extent or any other similar process made, issued, entered and/or enforceable against, or a distress, execution or analogous process levied or enforceable upon, all or any substantial part of its property or assets which is not removed. stayed, set aside, denied or set aside;

(e) consent to or suffer the appointment of a trustee, trustee in bankruptcy, liquidator, receiver, receiver and manager, custodian, curator, sequester or other official with similar powers in respect of it or all or any substantial part of its property or assets, which appointment is not stayed, removed, set aside, denied, vacated or released within thirty (30) days after the date thereof or after any stay is removed, vacated, denied or set aside;

(f) have any proceeding instituted or commenced against it to adjudicate it a bankrupt or insolvent, or to petition it into bankruptcy, or to seek liquidation, winding-up, reorganization or arrangement, relief from or composition of its debts, under any applicable legislation now or in the future, including without limitation under the Companies' Creditors Arrangement Act (Canada), Bankruptcy and Insolvency Act (Canada) or the Winding-Up Act (Canada) or any other bankruptcy, insolvency or analogous laws; or



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(g)  take any action in respect of its  dissolution,  winding up or liquidation, or institute any proceedings to be adjudicated a bankrupt or insolvent,  or
     consent  to,  approve  or  authorize  the   institution  of  bankruptcy  or
     insolvency proceedings against it, of file any petition or proposal to take advantage of any act of insolvency, or take any action, make any proposal or file or present any petition (or consent to the filing of presentment of
     such  petition),   answer  or  consent  seeking  liquidation,   winding-up,
     reorganization, arrangement or relief from or composition of its debts under any applicable legislation now or in the future, including without
     limitation  under  the  Companies'  Creditors   Arrangement  Act  (Canada),
     Bankruptcy and Insolvency Act (Canada) or the Winding-Up Act (Canada) or any other bankruptcy, insolvency or analogous laws, or make any assignment in bankruptcy or make any other assignment for the benefit of creditors, or take any corporate action in furtherance of any of the aforesaid purposes;

then the other Party shall have the right, subject to applicable laws, to terminate this Agreement immediately and/or take other reasonable actions it considers necessary or desirable, including without limitation, establishing reserves, withholding payments or funds due or available to or on behalf of such other Party.

9.6 Termination In the event that the Channel:

(a)  ceases to be an Acquirer;

then e-Smart shall have the right, subject to applicable laws, to terminate this Agreement immediately and/or take other reasonable action it considers necessary or desirable, including but not limited to, establishing reserves, withholding payments or funds due or available to or on behalf of the Channel.

9.7 Termination (Excusable Delay) The dates and times by which and within which the Channel or e-Smart is required to render performance under this Agreement (other than dates and times for payment of money) shall be postponed automatically to the extent and for the period of time that the Channel or e-Smart, as the case may be, is prevented from any such performance by reason of any cause not reasonably within that Party's control (including, but not limited to, acts of God, acts of war, not, fire, flood or other disaster, acts of government, acts of Interac or the Associated Networks, strike, lock-out, communication line or power failures); PROVIDED that the Party thus prevented from rendering performance notifies the other Party immediately in writing and in detail of the commencement and nature of such cause; PROVIDED FURTHER that such Party uses its best efforts to render performance in a timely manner utilizing to such end all resources reasonably required in the circumstances, including but not limited to obtaining supplies or services from other sources, if same are reasonably available;

PROVIDED that notwithstanding the foregoing, if any such period of postponement exceeds thirty (30) days, then the Party not prevented from rendering performance under this Agreement shall have the right to terminate this Agreement upon at least ninety (90) days prior written notice to the Party prevented from rendering performance under this Agreement during such time that such Party is unable or has not rendered performance under this Agreement.

9.8 Effect of Termination In the event:

(a) during any period after which notice of termination has been given by either Party and prior to the termination of this Agreement, except as otherwise provided herein, each of e-Smart and the Channel shall continue to fulfill its respective obligations hereunder, unless otherwise prohibited by law;

(b) of the expiration or termination of this Agreement, the Channel shall perform any such acts and execute and deliver any such documents reasonably required to give effect to the expiration or the termination of this Agreement in accordance with any written request of e-Smart and/or Interac;

(c) of the expiration or termination of this Agreement, e-Smart shall perform such acts and execute and deliver any such documents reasonably required to give effect to the expiration or the termination of this Agreement in accordance with any written request of the Channel and/or Interac;

PROVIDED that notwithstanding the expiration or termination of this Agreement for any reason:

     (i) all monetary and non-monetary obligations of the Parties under this Agreement owing and/or to be performed or discharged prior to the date of expiration or termination, shall survive such expiration or termination;

     (ii) the provisions of Subsections 9.8(b) and 9.8(c), above, and Article 11, below, shall survive any expiration or termination of this Agreement, together with any other provision of this Agreement which by its nature should reasonably survive such expiration or termination; and

     (iii)the provisions of Artic3e 10, below, shall survive any expiration or termination of this Agreement with respect to events occurring at or prior to such expiration or termination or matters which survive expiration or termination; and

     (iv) the provisions of Section 12.3, below, shall app3y in full force and effect upon such expiration or termination

                         Article 10 --- Indemnification

10.0 By Channel Subject to Section 10.2, below, the Channel shall indemnify and hold e-Smart, its officers, directors, employees, agents, legal counsel and other representatives harmless, from and against any losses, directly or indirectly resulting from, arising out of or incurred or suffered in connection with, in any way or in any manner whatsoever;

(a) any intentional, wrongful or negligent act or omission of the Channel or of its officers, directors, employees, agents, legal counsel and other representatives in the performance of any of the duties and obligations of the Channels under this Agreement;

(b) any misrepresentation by, or breach of any warranty of, the Channel contained in this Agreement;

(c) any default by the Channel under, or any breach or contravention by the Channel of, any agreement, covenant, term or provision of this Agreement; and

(d) the enforcement of this Agreement or any provision hereof as a result of any of the matters set out in Subsections 10.0(a), 10.0(b) or 10.0(c), above.

10.1 By e-Smart Subject to Section 10.2, below, e-Smart shall indemnify and hold the Channel, its officers, directors, employees, agents, legal counsel and other representatives, harmless from and against any Losses, directly or indirectly resulting from, arising out of or incurred or suffered in connection with, in any way or in any matter whatsoever;

(a) any misrepresentation by, or breach of any warranty of e-Smart contained in this Agreement;

(b) the enforcement of this Agreement or any provision hereof as a result of any of the matters set out in Subsection 10.1(a), above.

10.2 Limitation of Liability In no event shall:

(a) either Party be liable to the other, in any way or in any manner whatsoever, for any indirect, incidental, special, consequential or punitive damages, including but not limited to lost profits, lost business revenue, failure to realize expected savings, or other commercial or economic loss of any kind, as a consequence of any breach, default or contravention by such Party of, or any failure by such Party to satisfy and/or perform, any term of provision of this Agreement, whether or not such Party knew or had reason to know that such damages may be incurred;

(b) either Party be liable to the other, in any way or in any manner whatsoever, for any direct, indirect, incidental, special, consequential or punitive damages incurred by any person not a party to this Agreement arising out of any default under or any breach or contravention of any agreement, covenant, term of provision of this Agreement; or

(c) e-Smart be liable to the Channel, in any way or in any manner whatsoever, for any loss directly or indirectly resulting from, arising out of or incurred or suffered in connection with, in any way or in any manner whatsoever, any default by e-Smart under, or any breach or contravention by e-Smart of, any agreement, covenant, term or provision of this Agreement or e-Smart's failure to perform, or default in the performance of, any of its obligations, liabilities or responsibilities set forth in this Agreement including but not limited to e-Smart's failure to provide any of the e-Smart Services;

PROVIDED that the provisions of Subsection 10.2(a), above, shall apply with respect to any claim, suit, demand or action by either Party irrespective of the nature of the cause underlying the same, including without limitation, negligence or misrepresentation, except that such provision shall not apply to claims for personal injury or damage to real property or tangible personal property caused by the negligence or willful acts or omissions of the Party, its officers, directors, employees, agents, legal counsel and other representatives or to claims for the payment of amounts expressed to be owing under this Agreement; and provided further that neither Party shall have a claim for any reduction in any fee or charge payable hereunder by reason of the Eligible ATMs, the Channel Switch or any part thereof failing to function at any time during the Term; and provided further that no action, regardless of form, pursuant to this Agreement may be brought by either Party more than one (1) year after the cause of action has occurred.

10.3 Indemnification Notice Each Party shall promptly notify the other Party of any claim, demand, suit, action or threat of action of which that Party becomes aware (except with respect to a threat of suit or action either Party might institute against the other Party) which may give rise to a right of indemnification pursuant to this Agreement. The indemnifying Party will be entitled to participate in the settlement or defense thereof and, if the indemnifying Party elects, to take over and control the settlement of defense thereof with counsel satisfactory to the indemnified Party. In any case, the indemnifying Party and the indemnified Party shall cooperate (at no cost to the indemnified Party) in the settlement or defense of any such claim, demand, suit or proceeding.

                      Article 11 --- Restrictive Covenants

11.0  Confidentiality:  Non-Disclosure and Defined Terms For the purpose of this
Article 11, "Recipient" means the Party receiving Confidential Information and "Discloser" means the Party disclosing Confidential Information. Each Recipient acknowledges that all material and information which has or will come into its possession or knowledge of each in connection with this Agreement or the performance hereof, consists of confidential and proprietary data (the "Confidential Information"), the disclosure of which to or use by third parties may be damaging (including but not limited to all matters relating to the e-Smart Switch or the Channel Switch, all trade secrets, all technological developments, all customers or clients and all information relating to the business and affairs of each Party). The Recipient therefore agrees to hold such material and information in strictest confidence, not to make use thereof other than for the performance of this Agreement, to release it only to directors, officers, employees, agents, or contractors requiring such information (i.e. on a "need to know" basis), and not to release or disclose it, and to use reasonable efforts to cause such directors, officers, employees, agents and contractors not to release or disclose it to any third party.

11.1 Ownership All Confidential Information furnished by the Discloser to the Recipient under or pursuant to this Agreement is and shall remain the exclusive property of the Discloser.

11.2 Exceptions The obligations of the Recipient with respect to any particular portion of Confidential Information shall terminate or shall not attach, as the case may be. when any of the following occurs:

(a) it was in the public domain at the time of the Discloser's communication thereof to the Recipient:

(b) it entered the public domain through no fault of the Recipient subsequent to the time of the Discloser's communication thereof to the Recipient;

(c) it was in the Recipient's possession free of any obligation of confidence at the time of the Discloser's communication thereof to the Recipient;

(d)  it was independently developed by the Recipient; or

(e)  its disclosure is legally compelled.

11.3 Remedies The Parties agree that the Confidential Information is valuable property and that that any violation of the provisions of this Article 11 would cause the parties irreparable injury for which they would have no adequate remedy at law, and that, in addition to any other remedies which a Party may have against the other Party, it shall be entitled to injunctive relief against such violation.

                      Article 12 --- Intellectual Property

12.0 Proprietary Rights and Defined Terms For the purposes of Subsection 3.0(e), above, and this Article 12, e-Smart hereby represents and warrants that it is the sole and beneficial owner of any and all identification, design characteristics, trade marks, trade names, patents and any other intellectual property rights associated directly with e-Smart (whether or not developed by e-Smart, now or at any time used or registered in the name of e-Smart (the "Intellectual Property"). The Channel shall have the right, subject to the terms and conditions of this Agreement, to use the Intellectual Property in connection with the Eligible ATMs.

12.1 Acknowledgements The Channel acknowledges that e-Smart is the sole and beneficial owner of any goodwill which the Channel may acquire from the use of the Intellectual Property, which will vest in and become the absolute property of e-Smart both during the continuance of this Agreement and thereafter. Further, the Channel covenants and agrees that it will not challenge the validity of ownership of the Intellectual Property or related goodwill.

12.2 Authorized Usage The Channel agrees, with respect to the Intellectual Property, to comply with all written instructions issued by e-Smart, acting reasonably, relating to the form and manner in which the Intellectual Property shall be used, and to discontinue immediately, upon notice from e-Smart, any practice relating to the use of the Intellectual Property, which in the opinion of e-Smart, acting reasonably, would or might adversely affect the rights or interests of e-Smart.

12.3 Termination Provisions Upon the expiry or other termination of this Agreement, however caused, any authorization granted to the Channel to use the Intellectual Property shall automatically cease, without further notice, and the Channel shall immediately cease and desist from all usage of the Intellectual Property, remove any display or use of the Intellectual Property on or around the Eligible ATMs, and destroy any copies of such Intellectual Property which the Channel is using or has in its possession or control. Within five (5) Business Days after such expiry or termination, the Channel shall deliver to e-Smart a written certification executed by an officer of the Channel that it has fully complied with the provisions of this Section 12.3.

                             Article 13 --- General

13.0 Exclusivity This Agreement and the rights granted hereunder by the Channel to e-Smart are non-exclusive. Nothing in this Agreement shall prevent the Channel from engaging or retaining any other Person to provide any of the services which are identical or similar to any of the e-Smart Services. This Agreement and the rights granted hereunder by e-Smart to the Channel are non-exclusive. Nothing in this Agreement shall prevent e-Smart from engaging in or offering to any other Person to provide any of the services or arrangements which are identical or similar to those set forth herein.

13.1 Binding Nature This Agreement shall be binding on the Parties and their successors and permitted assigns, but neither Party may assign this Agreement without the prior written consent of the other Party.

13.2 Notices. All notices, orders, directives, requests or other written communications required or permitted to be given or sent pursuant to this Agreement, shall be deemed given if sent by facsimile, mailed by Canadian Postal Service, registered or certified, return receipt requested, postage prepaid, and addressed to each Party at the address first given above. A Party may at any time change its address or facsimile number for notification purposes by delivering, as aforesaid, a notice setting forth the new address or number, and the date on which the new address or number shall first be effective.

13.3 Waiver This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by the Parties.

13.4 Severability If any portion of this Agreement is declared or found to be illegal, unenforceable or void, then both Parties shall be relieved of all obligations arising under such provision, but if the remainder of this Agreement shall not be affected by such declaration or finding, then each provision not so affected shall be enforced to the fullest extent permitted by law.

13.5 Relationship of Parties e-Smart is, in furnishing and performing the e-Smart Services, an independent contractor. e-Smart does not undertake by this Agreement or otherwise to perform any obligation of the Channel, whether regulatory or contractual. e-Smart has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by e-Smart pursuant to the e-Smart Services, unless otherwise expressly provided to the contrary herein.

13.6  Time  of  Essence  Time  shall  be  of  the  essence  of  this  Agreement.

13.7 Further Acts Each Party shall execute such further and other assurances, instruments and documents and do all such other things and acts which shall be necessary or desirable for carrying out the purpose and intent of this Agreement.

IN WITNESS WHEREOF the Parties have signed this Agreement.


                                  e-SMART DIRECT SERVICES INC.

                                  Date:  October 10, 2001

                                  per:     /s/ Mischa Weisz  A.S.O.
                                           Mischa Weisz, Pres. & CEO

                                  I have the authority to bind the corporation.


                                  624665 BC LTD.

                                  Date:  October 10, 2001

                                  per:     /s/ Arthur Davis
                                           A.S.O.

                                  I have the authority to bind the corporation.


                                  Arthur Davis
                                  Please Print Name